UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2012

____________________

Sun Life Assurance Company of Canada (U.S.)

(Exact Name of Registrant as Specified in Charter)

____________________

Delaware
2-99959, 33-29851, 33-31711, 33-41858,
33-43008, 33-58853, 333-01783, 333-11699,
333-77041, 333-62837, 333-45923, 333-88069,
333-39306,333-46566, 333-82816, 333-82824,
333-111636, 333-130699, 333-130703,
333-130704, 333-133684, 333-133685,
333-133686, 333-144903-01, 333-144908-01,
333-144911-01, 333-144912-01, 333-155716,
333-155726, 333-155791, 333-155792,
333-155793, 333-155797, 333-156303,
333-156304, 333-156308, 333-160605,
333-160606, 333-160607, 333-169558-01
333-169559-01, 333-169560-01 and
333-169561-01
04-2461439
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-6030

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 26, 2012, Moody’s Investors Service announced it had downgraded the insurance financial strength rating of the Company to A3 from Aa3 with a negative outlook.  Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under insurance policies.  A material downgrade in the Company’s financial strength ratings may have an adverse effect on its financial condition and results of operations through higher levels of surrenders and withdrawals and higher reinsurance costs.

For additional information concerning the Company's risk factors, including Financial Strength and Credit Ratings Risk, please refer to Part I, Item IA, Risk Factors, in the Company's annual report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Sun Life Assurance Company of Canada (U.S.)
(Registrant)

Date: January 30, 2012	By: /s/ Larry R. Madge
Larry R. Madge
Senior Vice President and Chief Financial Officer